Exhibit 99.1

CTI GROUP CEO TO RETIRE AT YEAR END AND REMAIN ON BOARD OF DIRECTORS

INDIANAPOLIS—October 22, 2014—CTI Group (Holdings) Inc. (OTC: CTIG), a global provider of carrier-grade software solutions and services which empower organizations through communication analytics, today announced that John Birbeck has notified the Company’s Board of Directors of his resignation as the Company’s President and Chief Executive Officer effective December 31, 2014. Mr. Birbeck will remain as a director of the Company following December 31, 2014.

Mr. Birbeck stated, “I am extremely proud of CTI Group’s employees and what we have accomplished since I was appointed as President and Chief Executive Officer in 2005. It has been an honor to be associated with those employees and to serve our stockholders. I have truly enjoyed working for the Company these past nine years, however, I have made the difficult decision to end my tenure with the Company strictly for personal reasons, I am confident in the Company’s future and I remain committed to continue to diligently serve the Company and its stockholders as a member of CTI Group’s Board of Directors going forward.”

Michael Reinarts, CTI Group’s Chairman of the Board commented, “While I regret that John will be leaving his position as an officer of CTI Group, I respect his decision to take additional time for himself and his family. On behalf of the entire Board of Directors, I offer John our thanks for all of his outstanding work and significant contributions to CTI Group. Given that John will continue to serve as a member of our Board of Directors, CTI Group will continue to benefit from John’s knowledge, insight and experience as we seek out and act upon opportunities to improve our core business. Over the coming months, John, the Board of Directors and I will continue to work closely together with our executive team to ensure a smooth transition.”

About CTI Group—CTI Group (Holdings) Inc. is an international provider of electronic invoice processing and management, enterprise communications management software and services solutions, and carrier class voice over internet protocol (VoIP) management applications. CTI Group’s Analysis, SmartBill®, SmartRecord® and Proteus® product suites offer Carriers a full array of Cloud-based, real-time solutions for traffic analysis, post-billing call analysis, customer care and call recording. CTI Group’s products are used by some of the top service providers in North America and Europe, and play a trusted role in managing telephony costs at major corporations internationally. Headquartered in Indianapolis, CTI Group maintains overseas offices in London and Blackburn, UK. For more information, please visit CTI Group’s website at www.ctigroup.com.

Safe Harbor Statement—This release may contain “forward-looking” statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenue, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of CTI Group or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about CTI Group and its business relating to the future; and (e) any statements using such words as “anticipate,” “believe,” “estimate,” “could,” “should,” “would,” “seek,” “plan,” “expect,” “may,” “predict,” “project,” “intend,” “potential,” “continue,” or similar expressions. CTI Group’s ability to predict projected results or the effect of events on

CTI Group’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document, including, but not limited to: economic conditions, risks associated with conducting business outside the United States, ability to obtain a loan facility or receive additional advances from beneficial owners, if needed, incurring additional losses, impact of accounting pronouncements, recording additional impairments, ability to maintain an effective system of controls over financial reporting and disclosure controls and procedures, effects of the recent U.S. recession and unstable global economy, ability to attract and retain customers to purchase its products, ability to develop or launch new software products, technological advances by third parties and competition and the risks described in CTI Group’s periodic reports filed with the U.S. Securities and Exchange Commission.

Contact: CTI Group (Holdings) Inc.

Fred Hanuschek – 317.262.4666

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